Exhibit 99.1

Luminar Reports Strong First-Quarter 2023 Business Update and Financials
Revenue Exceeds High End of Guidance; High-Volume Factory Ahead of Guidance;
Automakers Expand with Luminar

Orlando, Fla. — May 9, 2023 — Today Luminar (NASDAQ: LAZR), a leading global automotive technology company, provided its quarterly business update and financial results for the first quarter of 2023. The company is on track to meet or beat all of its company-level execution milestones and financial guidance for the year.

“Luminar is firing on all cylinders and successfully proving our ability to execute, industrialize and capitalize on our business. Over the past quarter, leading automakers have continued to expand our technology across their vehicle lineups, betting the future of their ADAS and autonomous roadmaps in partnership with Luminar,” said Austin Russell, Luminar Founder and CEO. “The first production run of the Luminar-equipped Volvo EX90 has now sold out faster than even Volvo’s ambitious expectations. This demonstrates the sheer demand for the most advanced and safest technologies on the road, with growing excitement about Luminar not just from automakers but also consumers directly.”

In Q1, Luminar opportunistically expanded its technical talent, IP and R&D assets through targeted acquisitions and team hirings. The company announced today that it added core members of the former Argo AI lidar engineering team who will partner with Luminar Semiconductor to advance Luminar's high performance laser and photodetector roadmaps. Additionally, Luminar opened a technical development office in India, which welcomed a team formerly at Velodyne/Ouster. These additions follow the company’s January acquisition from Seagate of IP, equipment and other assets related to Seagate’s lidar development efforts as well as the hiring of the former Seagate lidar development team.

Major 2023 Milestone Targets and Financial Guidance:
Today, the company provided a progress report on its key business milestone targets and maintained financial guidance for the full year of 2023.

Top Three Critical Business Milestones to Achieve by Year-End 2023:
The company reported progress on its business milestones for 2023.

1.Industrialization: Luminar successfully achieved its goal of bringing the high-volume automated manufacturing facility in Monterrey, Mexico online, and did so ahead of guidance. More info:
•The new factory, built in conjunction with and operated by Luminar’s contract manufacturing partner Celestica, is expected to complete a rigorous validation process and continue to be optimized leading up to Luminar’s first high-volume global production vehicle start of production (SOP).
•In Q1, Luminar also brought online a new long-range testing facility, which is the largest and most advanced of its kind. The indoor, controlled facility was built for the highest automotive test and validation requirements of automotive OEMs for series production and engineered for Luminar’s leading lidar resolution-at-range capability.
•In April, the company announced a partnership with TPK to build and operate an additional, even higher-volume automated factory driven by rapidly growing demand for Luminar in Asia. Yesterday, TPK entered into a definitive agreement to proceed with an investment in Luminar.
2.Product and Technology: The company remains on track to meet or beat its 2023 goals for Iris+, software, and next-gen products:
•Luminar began shipping Iris+ B-samples to its lead series production OEM.
•Successfully completing software milestones for Volvo Cars and Mercedes-Benz series production programs, among others.
•Expanded technical talent in Q1 with specialized engineering teams from Argo AI, Seagate, and Velodyne/Ouster to support additional series production programs and accelerate Luminar’s technology roadmap.
3.Business Growth: Luminar is on track to meet or beat its goal of adding at least $1 billion to its forward-looking order book in 2023. Progress in Q1:
•Luminar announced the expansion of its partnership with both Mercedes-Benz and Polestar across their next-generation vehicle lineups.
•Pre-orders for the Luminar-equipped Volvo EX90 have now surpassed Volvo Cars’ “boldest and most ambitious internal projections,” according to the company.

•Last month, Volvo Cars unveiled the new Luminar-equipped 4-seater EX90 Excellence, which will come standard with Luminar on every car.

Key Q1 2023 Financials:
Luminar exceeded its Q1 revenue guidance and maintains a strong balance sheet for accelerating business growth and reaching positive cash flow.

•Revenue: better-than-guidance Q1 revenue was $14.5 million, up 112% year-over-year and 30% quarter-over-quarter
•GAAP and Non-GAAP net loss: Q1 GAAP net loss was $146.8, or $(0.40) per share; Q1 Non-GAAP net loss was $88.7 million, or $(0.24) per share
•Cash, Cash Equivalents and Marketable Securities: maintained strong cash position, including marketable securities, of $422.3 million as of March 31, 2023. Net cash used in operating activities was $(64.7) million. Free cash flow (operating cash flow less capital expenditures) was $(76.4) million

2023 Financial Outlook:
Luminar maintained its full-year financial outlook.

•Revenue Growth: Luminar expects at least 100% revenue growth in 2023.
•Gross Margin: The company expects to reach positive gross margin on a non-GAAP basis by the fourth quarter.
•Cash, Cash Equivalents and Marketable Securities (including liquidity): The company expects to end the year with a balance of greater than $300 million, which is more than required to execute on its current plan for profitability. As Luminar’s business ramps up and launch costs ramp down throughout the year, the company expects to demonstrate solid progress towards its profitability goals with its free cash flow run rate expected to improve approximately 50% by year-end relative to Q1.

Webcast Details:
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.

•What: video webcast featuring quarterly business update, Q1 financials and live Q&A
•Date: today, May 9, 2023
•Time: 2:00 p.m. PDT (5:00 p.m. EDT)

A live webcast of the event will be available on Luminar’s investor site at https://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation. For additional information or to be added to Luminar's investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP.

This release includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss, net loss and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense and amortization of intangible assets. Non-GAAP gross loss is defined as GAAP gross loss adjusted for stock-based compensation expense and amortization of intangible assets.Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, transaction costs relating to acquisition activities, change in fair value of warrant liabilities, and provision for income taxes. Free Cash Flow is defined as operating cash flow less capital expenditures. We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. We include programs in our Order Book when (a) we have obtained a written agreement (e.g. non-binding expression of interest arrangement or an agreement for non-recurring engineering project) or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program. We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) None of our customers make contractual commitments to use our lidar sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) Customers cancel or postpone implementation of our technology; (iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) The product or vehicle model that is expected to include our lidar products may be unsuccessful, including for reasons unrelated to our technology. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen lidar prototype development, continued software development, program milestones and Order Book growth, and expectations for 2023 revenue growth, gross margin improvement, and year-end cash, cash equivalents and marketable securities (including liquidity) balance. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not guarantees of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

About Luminar

Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Intel’s Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for production vehicles. For more information please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$89,933	$69,552
Restricted cash	2,226	1,553
Marketable securities	332,363	419,314
Accounts receivable	21,051	11,172
Inventory	14,918	8,792
Prepaid expenses and other current assets	33,859	44,203
Total current assets	494,350	554,586
Property and equipment, net	78,395	30,260
Operating lease right-of-use assets	20,986	21,244
Intangible assets, net	29,255	22,077
Goodwill	19,879	18,816
Other non-current assets	15,486	40,344
Total assets	$658,351	$687,327

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,916	$18,626
Accrued and other current liabilities	64,662	52,962
Operating lease liabilities	5,906	5,953
Total current liabilities	100,484	77,541
Warrant liabilities	4,059	3,005
Convertible senior notes	613,001	612,192
Operating lease liabilities, non-current	17,061	16,989
Other non-current liabilities	6,026	4,005
Total liabilities	740,631	713,732
Stockholders’ deficit:
Class A common stock	30	29
Class B common stock	10	10
Additional paid-in capital	1,647,357	1,558,685
Accumulated other comprehensive loss	(2,000)	(4,226)
Treasury stock	(312,477)	(312,477)
Accumulated deficit	(1,415,200)	(1,268,426)
Total stockholders’ deficit	(82,280)	(26,405)
Total liabilities and stockholders’ deficit	$658,351	$687,327

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Products	$7,367	$1,541
Services	7,142	5,314
Total revenue	14,509	6,855
Cost of sales:
Products	19,203	11,818
Services	9,930	4,836
Total cost of sales	29,133	16,654
Gross loss	(14,624)	(9,799)
Operating expenses:
Research and development	69,052	33,109
Sales and marketing	13,729	9,398
General and administrative	44,490	30,025
Total operating expenses	127,271	72,532
Loss from operations	(141,895)	(82,331)
Other income (expense), net:
Change in fair value of warrant liabilities	(1,054)	(3,857)
Interest expense	(1,665)	(3,280)
Interest income	1,905	1,071
Other income (expense)	(4,065)	468
Total other income (expense), net	(4,879)	(5,598)
Loss before provision for income taxes	(146,774)	(87,929)
Provision for income taxes	—	404
Net loss	$(146,774)	$(88,333)
Net loss per share:
Basic and diluted	$(0.40)	$(0.25)
Shares used in computing net loss per share:
Basic and diluted	370,742,917	348,683,836

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(146,774)	$(88,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,987	805
Amortization of operating lease right-of-use assets	1,610	885
Amortization of premium (discount) on marketable securities	(743)	444
Loss on marketable securities	3,033	—
Change in fair value of private warrants	1,054	3,857
Vendor stock-in lieu of cash program	5,684	7,848
Amortization of debt discount and issuance costs	809	809
Inventory write-offs and write downs	5,451	1,356
Share-based compensation	55,954	26,698
Product warranty and other	586	107
Changes in operating assets and liabilities:
Accounts receivable	(9,877)	9,757
Inventories	(11,578)	(768)
Prepaid expenses and other current assets	9,932	(3,300)
Other non-current assets	(4,156)	158
Accounts payable	11,191	5,983
Accrued and other current liabilities	11,651	1,200
Other non-current liabilities	(1,488)	(343)
Net cash used in operating activities	(64,674)	(32,837)
Cash flows from investing activities:
Acquisition of certain assets from Seagate	(12,608)	—
Purchases of marketable securities	(81,623)	(193,687)
Proceeds from maturities of marketable securities	148,345	91,454
Proceeds from sales/redemptions of marketable securities	20,165	12,842
Purchases of property and equipment	(11,680)	(5,004)
Net cash provided by (used in) investing activities	62,599	(94,395)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock under the Equity Financing Program	22,665	—
Proceeds from exercise of stock options	1,036	1,092
Payments of employee taxes related to stock-based awards	(572)	(516)
Repurchase of common stock	—	(43,920)
Net cash provided by (used in) financing activities	23,129	(43,344)
Net increase (decrease) in cash, cash equivalents and restricted cash	21,054	(170,576)
Beginning cash, cash equivalents and restricted cash	71,105	330,702
Ending cash, cash equivalents and restricted cash	$92,159	$160,126

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP cost of sales	$29,133	$16,654
Non-GAAP adjustments:
Stock-based compensation	(2,662)	(1,786)
Amortization of intangible assets	(165)	(44)
Non-GAAP cost of sales	$26,306	$14,824
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP gross loss	$(14,624)	$(9,799)
Non-GAAP adjustments:
Stock-based compensation	2,662	1,786
Amortization of intangible assets	165	44
Non-GAAP gross loss	$(11,797)	$(7,969)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(146,774)	$(88,333)
Non-GAAP adjustments:
Stock-based compensation	55,954	26,698
Amortization of intangible assets	1,062	63
Transaction costs relating to acquisition activities	33	1,513
Change in fair value of warrant liabilities	1,054	3,857
Provision for income taxes	—	165
Non-GAAP net loss	$(88,671)	$(56,037)
GAAP net loss per share:
Basic and diluted	$(0.40)	$(0.25)
Non-GAAP net loss per share:
Basic and diluted	$(0.24)	$(0.16)
Shares used in computing GAAP net loss per share:
Basic and diluted	370,742,917	348,683,836
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	370,742,917	348,683,836
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP operating cash flow	$(64,674)	$(32,837)
Non-GAAP adjustments:
Capital expenditure	(11,680)	(5,004)
Non-GAAP free cash flow	$(76,354)	$(37,841)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Summary of Stock-Based Compensation and Intangibles Amortization
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023		2022
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$2,662	$165	$1,786	$44
Research and development	17,471	564	7,102	—
Sales and marketing	5,828	333	2,868	19
General and administrative	29,993	—	14,942	—
Total	$55,954	$1,062	$26,698	$63

Contact Information
Media Relations:
Press@luminartech.com

Investor Relations:
Aileen Smith
Investors@luminartech.com